EXHIBIT 10.17

FOURTH AMENDMENT TO LEASE

*STATE OF TEXAS
*KNOW ALL MEN BY THESE PRESENTS
*COUNTY OF DALLAS

     THIS FOURTH AMENDMENT TO LEASE AGREEMENT is made and entered into by and between MARKISON VISTA JOINT VENTURE (“LANDLORD”) and AETRIUM — WEB TECHNOLOGY, LP (“TENANT”).

WITNESSETH

     WHEREAS, on or about December 19, 1987, Crow-Markison 22-27, Limited Partnership and Web Technology, Inc. entered into that certain Lease Agreement (the “Lease”) pertaining to approximately 13,430 square feet of space (the “Leased Premises”) the Leased Premises being located at 10501 Markison Road, Dallas, Texas; and

     WHEREAS, on or about April 22, 1993 Crow-Markison 22-27 Limited Partnership and Web Technology, Inc. entered into that First Amendment to Lease Agreement whereby among other things, the Lease Term was extended and the Leased Premises were increased to 27,830 square feet of space; and

     WHEREAS, all rights, title, and interest in the property and said Lease have been assigned to Markison Vista Joint Venture; and

     WHEREAS, on or about December 5, 1996 Landlord and Web Technology, Inc. entered into that Second Amendment to lease agreement whereby among other things, the Lease Term was extended; and

     WHEREAS, on or about April 1, 1998 Web Technology, Inc. assigned the Lease to Aetrium – Web Technology, LP; and

     WHEREAS, on or about December 27, 1999 Landlord and Tenant entered into that Third Amendment to lease agreement whereby among other things, the Lease Term was extended; and

     WHEREAS, the parties hereto desire to amend the Lease upon the terms and conditions set forth below:

     NOW THEREFORE, For Ten and no/l00 dollars ($10.00) in hand paid to each and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

1)	The Lease term shall be extended so that the expiration date of the Lease will be April 30, 2006.

2)	The Base Rent as described in Paragraph 2C(1) shall be as follows:-

a)	May 1, 2003 – April 30, 2004	$11,017.00 per month

b)	May 1, 2004 – April 30, 2005	$11,596.00 per month

c)	May 1, 2006 – April 30, 2006	$12,176.00 per month

3)	Option to Extend Term: Provided Tenant at the end of the primary term of this lease not be in default of any term, condition or covenant contained in this lease, Tenant (but not any assignee or subtenant) shall have the right and option to renew this lease, by written notice delivered to Landlord no later than 180 days prior to the expiration of the primary term, for the additional term of two (2) years, under the same terms, conditions, and covenants contained herein, except:

i)	Tenant shall have no further renewal options unless granted by Landlord in writing: and

ii)	The Base Rent as described in Paragraph 2C(1) for the renewal term shall be $12,176.00 per month.

4)	Landlord will provide Tenant with an allowance of up to $27,830.00 for Tenant Improvements to be installed in the Leased Premises. All Tenant Improvements are subject to the prior written consent of Landlord which consent shall not be unreasonably withheld. Unless Landlord notifies Tenant at the time the Tenant Improvements are submitted to Landlord that they are to be removed at the termination of the Lease and restored to the existing condition, then Tenant shall have no obligation to remove the Tenant Improvements at the termination of the Lease. Upon the receipt of a notarized Affidavit stating that payment has been made for all work and materials and which includes (1) true and correct copies of releases from all contractors and suppliers of work and materials and (2) other construction costs, Landlord will pay to Tenant such amount within thirty (30) days.

5)	Landlord hereby agrees to pay a real estate fee in the amount of $18,786.06 to The Staubach Company, payable upon Landlord’s return delivery to Tenant of fully executed originals of this Fourth Amendment to Lease. In the event Tenant exercises its Option to Extend Term, Landlord hereby agrees to pay a real estate fee in the amount of $13,150.08 to The Staubach Company, payable upon Tenant’s notice to extend the term.

6)	Except as modified herein, the Lease remains in full force and effect.

Executed this 27th day of January, 2003.

MARKISON VISTA JOINT VENTURE

BY:

Roy H. Greenberg, Board Member

AETRIUM-WEB TECHNOLOGY, LP
BY:	AETRIUM-WEB TECHNOLOGY, INC.
ITS:	GENERAL PARTNER

BY:

KEITH E. WILLIAMS
ITS:	VICE PRESIDENT